UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                       Date of Report: May 19, 2008
                     (Date of Earliest Event Reported)



                         SPINDLETOP OIL & GAS CO.
          (Exact name of registrant as specified in its charter)


          Texas                      000-18774                75-2063001
(State or other jurisdiction   (Commission File No.)   (IRS Employer or ID #)
     of incorporation)


                       12850 Spurling Rd., Suite 200
                           Dallas, Texas  75230
                 (Address of principal executive offices)


                              (972) 644-2581
           (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions


[     ]    Written communications pursuant to rule 425 under the Securities
Act (17 CFR 230.425)

[     ]    Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

[     ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[     ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))







Section 2 - Financial Information

Item 2.02.    Results of Operations and Financial Condition

On May 19, 2008, Spindletop Oil & Gas Co. ("the Company") announced its operational results for the quarter ended March 31, 2008. A copy of the announcement is attached as Exhibit "99.1."

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit "99.1" attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.




Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits

(d)       Exhibits

The following Exhibit is furnished with this report.


      Exhibit
    Designation                         Description of Exhibit

       99.1*                       Press Release dated May 19, 2008



_____________________
* Furnished herewith

                                Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SPINDLETOP OIL & GAS CO.
                                              (Registrant)


Date:  May 22, 2008                     By: /s/ Chris G. Mazzini
                                           Chris G. Mazzini
                                           President, Principal
                                           Executive Officer

                                                                   Exhibit 99.1

PRESS RELEASE

SPINDLETOP OIL & GAS CO. RELEASES FIRST QUARTER 2008 EARNINGS; NATURAL GAS PRODUCTION INCREASES DUE TO THE NEWARK, EAST BARNETT SHALE FIELD.

DALLAS, May 19 /PRNewswire-FirstCall/ -- Spindletop Oil & Gas Co. (OTC Bulletin
Board: SPND) (the "Company") has released its earnings for the three months ended March 31, 2008. The Company reported Net Income of $1,177,000 on gross revenues of $3,410,000 for the three months ended March 31, 2008 as compared with Net Income of $216,000 on gross revenues of $1,417,000 for the three months ended March 31, 2007. Earnings per share of common stock for the three months ended March 31, 2008 was $0.15 per share compared to $0.03 per share for the same period in 2007.

Natural gas revenues for the first three months of 2008 were $2,648,000 compared to $825,000 for the same period in 2007, an increase of $1,823,000, or 221%. Natural gas volumes for the first quarter of 2008 were 364,200 mcf compared to 132,500 mcf during the first quarter of 2007, an increase of 231,700 mcf, or 175 %. This increase was due to the addition of six new Barnett Shale wells subsequent to the first quarter of 2007. Average natural gas prices received were $7.27 per mcf in the first quarter of 2008 as compared to $6.23 per mcf in the first quarter of 2007, an increase of 16.7%.

Oil sales for the first three months of 2008 were $469,000 compared to $300,000 in the first quarter of 2007, an increase of $169,000 or 56%. Oil volumes for the first quarter of 2008 were 5,800 bbls compared to 5,600 bbls during the first quarter of 2007, and increase of 200 bbls, or 3.6%. Average oil prices received were $80.33 per bbl in the first quarter of 2008 compared to $53.40 per bbl in the first three months of 2007, an increase of 50.4%.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Spindletop Oil & Gas Co. is a publicly held independent exploration and production company headquartered in Dallas, Texas that operates oil and gas properties throughout Texas, Alabama, Arkansas, Louisiana, Oklahoma and New Mexico. The company also operates several gas pipeline gathering systems and owns interests in outside operated oil and gas producing properties in sixteen states. Approximately 87% of the company's reserves are natural gas and 13% are crude oil and condensate.

The company filed its Annual Report Form 10-K with the Securities and Exchange Commission on April 14, 2008. For more information, please go to the Company's website at http://www.spindletopoil.com, or contact Robert E. Corbin, Controller of Spindletop Oil & Gas Co., 972-644-2581.